Exhibit 99.1

Sharps Compliance Corp. Announces Appointment of Senior Vice President of Sales
                                 and Marketing

    HOUSTON--(BUSINESS WIRE)--April 10, 2007--Sharps Compliance Corp. (OTCBB:SCOM) ("Sharps" or the "Company"), leading providers of cost-effective medical waste disposal solutions for industry and consumers, announced that David C. Mayfield has joined the Company as its Senior Vice President of Sales and Marketing effective immediately. Mr. Mayfield will be responsible for sales, including national, field and inside sales efforts, as well as marketing and customer service functions.

    Mr. Mayfield comes to Sharps from Valeant Pharmaceuticals International ("Valeant") where he served in various roles including Director of Strategic Markets and National Sales Director. Prior to Valeant, Mr. Mayfield served in various key sales roles with Xcel Pharmaceuticals, which was acquired by Valeant in March 2005, and Procter and Gamble Pharmaceuticals. Mr. Mayfield graduated from the University of Texas at Austin in 1988 with a BA in Biology and earned an MBA in 1993 from the University of Texas at Dallas.

    Dr. Burton J. Kunik, the Company's Chairman, Chief Executive Officer and President commented, "We are very pleased to have someone of David's caliber join the Company in this key role. His prior experience in the pharmaceutical and managed care arena will help us aggressively pursue the many emerging market opportunities which the Company is pursuing. In addition to leading the Company's sales and marketing efforts, David will look to improve the Company's inside sales activities through an enhanced and refocused customer service effort. We welcome David to the Sharps team and look forward to his contribution to future growth and our many strategic market initiatives."

    Sharps uses multiple channels to market its products, including its direct sales force, inside sales marketing and distributor relationships.

    About Sharps Compliance Corp.

    Headquartered in Houston, Texas, Sharps Compliance is a leading provider of cost-effective medical waste disposal solutions for industry and consumers. The Company's flagship product, the Sharps Disposal by Mail System(R), is a cost-effective and easy-to-use solution to dispose of medical waste such as hypodermic needles, lancets and any other medical device or objects used to puncture or lacerate the skin (referred to as "sharps"). The Company also offers a number of products specifically designed for the home healthcare market. Sharps Compliance focuses on targeted growth markets such as the pharmaceutical, retail, commercial, and hospitality markets, as well as serving a variety of additional markets. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.

    As a fully integrated manufacturer providing customer solutions and services, Sharps Compliance's solid business model, with strong margins and significant operating leverage, and early penetration into emerging markets, uniquely positions the company for strong future growth.

    More information on Sharps Compliance can be found on its website at: www.sharpsinc.com.

    Safe Harbor Statement

    The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate", "expect", "plan", "anticipate", "believe", "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

    CONTACT: Sharps Compliance Corp.
             Executive Vice President, Chief Financial Officer &
             Business Development
             David P. Tusa, 713-660-3514
             dtusa@sharpsinc.com
             or
             Kei Advisors LLC
             Investor Relations
             Tammy Swiatek, 716-843-3853
             tswiatek@keiadvisors.com